Exhibit 8.1

Exhibit 8.1 to Registration Statement on Form 20-F

of pSivida Limited

List of Subsidiaries

pSiMedica Limited, United Kingdom

pSivida Inc., United States

pSiNutria Limited, Australia

pSiNutria UK Limited, United Kingdom